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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 19, 2004


                               LECTEC CORPORATION
             (Exact name of registrant as specified in its charter)


          Minnesota                      0-16159                  41-1301878
(State or other jurisdiction    (Commission file number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


               10701 Red Circle Drive, Minnetonka, Minnesota 55343 (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (952) 933-2291


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 19, 2004, LecTec Corporation, a Minnesota corporation ("LecTec"), entered into a supply and licensing agreement, effective as of January 1, 2004 (the "Agreement"), with Novartis Consumer Health, Inc., a Delaware corporation ("Novartis"). The Agreement replaces LecTec's prior supply and licensing agreement with Novartis dated May 8, 2002. The Agreement requires LecTec to manufacture, sell and deliver to Novartis vapor patches for sale to the pediatric market in the United States, Canada and Mexico. Under the Agreement, Novartis has the option until March 31, 2005 to extend the use of vapor patches to the adult cough/cold category in the United States, Canada and Mexico at no additional cost and under the same terms and conditions as set forth in the Agreement. In order to provide LecTec with working capital funds necessary to enable it to manufacture and deliver vapor patches to Novartis in accordance with the Agreement, Novartis has or will advance up to $2,000,000 at any time to LecTec for use by LecTec to pay current accounts payable and expenses incurred exclusively for the manufacture and delivery of vapor patches. In consideration of the advanced funds, LecTec executed and delivered to Novartis a promissory note in the principal amount of $2,000,000 and a security agreement. Under the security agreement, LecTec has pledged substantially all of its assets to secure the $2,000,000 advance payment note. The advance payment note will be repaid by LecTec from time to time by the delivery to Novartis of vapor patches under the Agreement.

         Under the Agreement, LecTec has granted to Novartis an exclusive license (the "License") to all of the intellectual property of LecTec to the extent that it is used or useful in the production of the vapor patches being supplied under the Agreement for a fee of $1,065,000, which is being paid to LecTec by Novartis as follows: (1) release of $250,000 in debt on July 19, 2004,
(2) payment of $407,500 in cash by July 31, 2004, and (3) payment of $407,500 in cash on October 1, 2004. The License began on July 19, 2004, and will continue for the duration of any patents included in the licensed intellectual property and, with respect to all other elements of the licensed intellectual property, for the maximum duration permitted under applicable law. Upon the expiration of the patents included in the licensed intellectual property, Novartis will have a non-revocable, perpetual, fully paid-up license to the intellectual property used or useful in the production of vapor patches for the pediatric market (and the adult cough/cold market if Novartis has exercised its option in that regard). Commencing on January 1, 2005, Novartis is required by the Agreement to pay royalties, at an agreed upon percentage, to LecTec based on net semi-annual sales of vapor patches by Novartis for each year the License is in effect.

         The Agreement will continue in effect until February 5, 2005, except that the provisions relating to the License will continue in effect until the conclusion of the term of the License. LecTec may not assign or otherwise transfer the Agreement (other than to an affiliate) without the prior written consent of Novartis, except that LecTec may assign the Agreement in connection with the transfer or sale of all or substantially all of its assets or business or its merger or consolidation with another company, so long as (1) such acquirer or successor in interest agrees in writing to be bound by the Agreement, and (2) LecTec gives Novartis written notice of any such assignment and 15 days to object thereto. Novartis may object to an assignment only if such acquirer or successor in interest (a) is a direct competitor of Novartis, or (b) prior to February 5, 2005, in Novartis' reasonable discretion, is not a manufacturer which has a proven record of operational quality at least equal to that of LecTec or does not have sufficient financial wherewithal.

         A copy of the Agreement will be filed as an exhibit to LecTec's Form 10-QSB for its second fiscal quarter ending June 30, 2004, and the foregoing description of the Agreement is qualified in its entirety by reference thereto.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2004


                                           LECTEC CORPORATION


                                           /s/ Timothy P. Fitzgerald
                                           -------------------------------------
                                           Timothy P. Fitzgerald
                                           Chief Executive Officer and President


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